UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2022

INNOVATE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Madison Avenue, 12th Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 235-2690

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VATE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2022, DBM Global Inc. (“DBM”), a subsidiary of INNOVATE Corp. (the “Company”), and certain other borrowers entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of May 27, 2021, by and among DBM, the other borrowers party thereto, the lenders party thereto and UMB Bank, N.A., as Administrative Agent (the “Credit Agreement”). The Amendment, among other things, increases the revolving commitment under the Credit Agreement by $25.0 million, to an aggregate amount of $135.0 million, and revises the requirement to maintain a Fixed Charge Coverage Ratio to 1.30 to 1.00 from 1.20 to 1.00 as of the last day of any fiscal quarter after June 30, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this current report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2022

INNOVATE Corp. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer